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                                                                      EXHIBIT 24

September 28, 2001

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $300 million of General Term Notes of the Corporation (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities).

Very truly yours,




   /s/ William T. McCormick, Jr.                     /s/ J.M. Deutch
-----------------------------------            ---------------------------------
        William T. McCormick, Jr.                         John M. Deutch




      /s/ James J. Duderstadt                       /s/ K.R. Flaherty
-----------------------------------            ---------------------------------
          James J. Duderstadt                           Kathleen R. Flaherty




      /s/ Earl D. Holton                               /s/ W.U. Parfet
-----------------------------------            ---------------------------------
           Earl D. Holton                                   William U. Parfet




        /s/ Percy A. Pierre                              /s/ K.L. Way
-----------------------------------            ---------------------------------
            Percy A. Pierre                                 Kenneth L. Way




       /s/ K. Whipple                                     /s/ John B. Yasinsky
-----------------------------------            ---------------------------------
            Kenneth Whipple                                  John B. Yasinsky





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October 4, 2001

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $300 million of General Term Notes of the Corporation (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities).


Very truly yours,






/s/ David W. Joos
-----------------------------------------
David W. Joos

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Extract from the minutes of a meeting of the Board of Directors of CMS Energy
Corporation (the "Corporation") held on July 28, 2000.


Proposed Issue and Sale of General Term Notes

           Management of the Corporation recommended that the Corporation issue and sell, from time to time, in one or more series, up to $300,000,000 aggregate principal amount of senior unsecured debt in the form of General Term Notes (in addition to the amount of General Term Notes remaining under Registration Statement No. 333-60795). The Notes will be distributed pursuant to the terms of a distribution agreement at the prices and on the terms deemed desirable in the interest of the Corporation as determined by the Chairman of the Board, a Vice Chairman, the President or the Chief Financial Officer of the Corporation or certain persons designated as agents for the Corporation. The proceeds will be used for general corporate purposes. The matter was fully discussed.

           Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

              RESOLVED: That the Board of Directors authorizes the issue and sale, from time to time, in one or more series, at private placement or public sale, of not more than $300 million aggregate principal amount of senior unsecured debt (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities) in the form of General Term Notes (the "Notes") under the Corporation's Indenture dated as of January 15, 1994, as supplemented, with The Chase Manhattan Bank, as Trustee, each series to be sold for the best price and on the best terms obtainable in the judgement of the Chairman of the Board, a Vice Chairman, the President or the Chief Financial Officer of the Corporation or certain persons designated as agents for the Corporation;

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered in their discretion, on its behalf, to prepare, execute and file, or cause to be prepared and filed, one or more Registration Statements with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to the issue and sale of not more than $300 million aggregate principal amount of the Notes, in such form as may be approved by the officers executing the same, and to do all other things necessary to make such Registration Statement effective, including the execution and filing of any necessary or appropriate amendments or supplements, including post-effective amendments; and


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              RESOLVED FURTHER: That the officers of the Corporation, and each of them, in their discretion, on its behalf, are authorized to take such action as may be necessary or desirable, including but not limited to, the execution and delivery on behalf of the Corporation of one or more supplemental indentures to the Indenture in such form as may be approved by the officers executing the same and as counsel may advise; and

              RESOLVED FURTHER: That any one of the following persons: the Chairman of the Board, the President, the Chief Financial Officer, or the Treasurer of the Corporation, or Paul A. Stadnikia, or John J. Murphy, or James L. Loewen, or Sharon M. Galardi, or Janet Sanders, as agents for the Corporation, are authorized in their discretion, to execute, issue, deliver and sell from time to time up to $300 million aggregate principal amount of the Notes pursuant to and in accordance with the Indenture and a distribution agreement hereinafter described and authorized, but subject to the effectiveness of the Registration Statement under the Act; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized in their discretion, to execute and deliver, on its behalf, a distribution agreement relating to the sale of up to $300 million aggregate principal amount of the Notes in such form as may be approved by the officers executing the same and as counsel may advise, and such officers are authorized to perform all acts and things necessary to effect the transactions contemplated by said distribution agreement; and

              RESOLVED FURTHER: That each Note issued by the Corporation shall be sold at a price equal to 100% of the principal amount thereof and have such terms (including, without limitation, interest rate, maturity date, redemption provisions (if any) and other terms permitted or contemplated by the Indenture) as shall be set forth in a certificate delivered to the Trustee pursuant to the terms of the Indenture, and any one of the following persons: the Chairman of the Board, the President, the Chief Financial Officer, or the Treasurer of the Corporation, or Paul A. Stadnikia, or John
    J. Murphy, or James L. Loewen, or Sharon M. Galardi, or Janet Sanders, as agents of the Corporation, are empowered to approve and authorize such terms and to execute and deliver such certificate setting forth the same; and


              RESOLVED FURTHER: That each Note issued by the Corporation shall bear interest at such rate, pay interest and principal on such dates, and have such other terms and provisions (including, but not limited to, redemption terms or a survivor's option), and shall be issued in definitive registered form as a global note
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    pursuant to the terms of the Indenture, as determined by any one of the following persons: the Chairman of the Board, the President, the Chief Financial Officer, or the Treasurer of the Corporation, or Paul A. Stadnikia, or John J. Murphy, or James L. Loewen, or Sharon M. Galardi, or Janet Sanders, as agents for the Corporation; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Notes of the Corporation as they may deem advisable; to perform on behalf of the Corporation any and all such acts they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith, to execute and file all requisite papers and documents, including but not limited to, applications, reports, resolutions, consents and appointments of attorneys for service of process, and other papers and instruments as may be required under such laws, and to take any and all further action that any such officer may deem necessary or advisable in order to maintain any such registration or qualification, or exemption therefrom, for as long as such officers may deem to be in the best interests of the Corporation; and the execution by such officers or any them of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to sign, seal and deliver such papers and documents, and to do or cause to be done all acts and things which any of them may consider necessary or advisable to carry out the intent and purposes of all the foregoing resolutions with respect to the issue and sale of up to $300 million aggregate principal amount of the Notes of the Corporation.

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I, Thomas A. McNish, Vice President and Secretary of CMS Energy Corporation,
CERTIFY that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly held on September 28, 2001, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 4th day of December 2001.




                                                            /s/ Thomas A. McNish
                                                 -------------------------------
    (SEAL)                                                      Thomas A. McNish
                                                    Vice President and Secretary